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                                                               Exhibit 10.11(b)
                                   [BT LOGO]

                                                     Telephone        (0171) 250
                                                     International   +44 171 250
                                                     Facsimile        (0171) 250
                                                     International   +44 171 250

General Manager Interconnect,
NYNEX Cablecomms Bolton
The Tolworth Tower
Ewell Road
Surbiton
Surrey KT6 7ED

                                                                   19 July, 1996

Dear Sir
INTERCONNECT AGREEMENT BETWEEN NYNEX CABLECOMMS BOLTON AND
BRITISH TELECOMMUNICATIONS plc DATED 19 DAY of JULY 1996

We refer to the Agreement. Words and expressions used in this letter have the same meanings as in the Agreement.

This letter is an agreement in writing by us pursuant to paragraph 30 of the Agreement.

For the services to be provided by the Operator under the Schedules listed in Annex 1 of this letter it is agreed, on a provisional basis, pursuant to paragraph 13.2 of the Agreement (in addition to the provisions of paragraphs 19 and 20 of the Agreement), that the Interim Charges listed in Annex 1 are the Interim Charges for such services with effect from 1/04/96 for the Financial Year in Question (1/04/96 to 31/03/97).

It is agreed pursuant to paragraph 13.2.1 that the charges listed in Annex 1 shall be reviewed on the date that:

(a) a determination by the Director General of the BT Charges for the number portability service provided by BT;

(b) a determination by the Director General of the charges for the number portability service provided by the Operator; and

(c) a change (other than as a result of a determination by the Director General) of the BT Charge for the number portability service provided by BT in the Carrier Price List is published for all or portion of the Financial Year in Question (1/04/96 to 31/03/97).

Following the above reviews any changes to the charges for the Financial Year in Question (01/04/96 to 31/03/97) for any such services provided by the Operator, will take effect from 01/04/96 and the Operator or BT, as the case may be, shall recalculate the charges in respect of such service for the Financial Year in Question using the new charge and calculate the interest for any sum overpaid or underpaid at the OFTEL Interest Rate.

The Number Portability charges for the services provided by BT are listed in Annex 2 attached to this letter.

It is agreed that, where a Party (the "Requested Party") does not offer a per line set up service level which is equivalent to the service level offered by the other Party (the "Requesting Party"), the per line set up charge paid by the Requesting Party shall be the charge for the equivalent service offered by the Requesting Party.

As Number Portability described in Schedule 04 (including the services referred to in paragraph 2.9 in that Schedule) is not a standard service it will be shown in the Carrier Price List as a BT Charge.




                             BT UK Carrier Services
             Tenter House, 7th Floor, 45 Moorfield, LONDON EC2 9TH

                      BT is an ISO 9001 Registered Company

It is agreed that pending a modification of the BT Licence relating to the provision of a Number Portability service it is BT's intention to change the BT Charge for Number Portability as detailed in Schedule 04 (including the services referred to in paragraph 2.9 in that Schedule) taking into account the changes in relevant costs as such costs are used by the Director General in determining Interim Charges and Final Charges for the relevant Financial Years in Question.

Notwithstanding that any determination by the Director General of charges (if any) for services provided under Schedule 04 (including the services referred to in paragraph 2.9 in that Schedule) are determined after the date of this letter the Parties agree to apply the determined charges back to 01/04/96.

The Parties agree for the purpose of paragraph 19.1.1 of the Agreement, that modification of either Party's Licence relating to the provision of a number portability service shall entitle either Party to seek to amend the Agreement by serving a review notice.


Yours faithfully                                    Accepted and agreed:

/s/ [illegible]                                     /s/ [illegible]


For and on behalf of                                For and on behalf of
BRITISH TELECOMMUNICATIONS plc                      NYNEX CABLECOMMS
                                                    BOLTON

ANNEX 1


NYNEX CABLECOMMS BOLTON

1. NUMBER PORTABILITY CHARGES


Per line set up charge

Fax based, no Real Time Router                    Pounds Sterling 9.23
Electronic Data Interchange, no Real Time Router  Pounds Sterling 8.03
Fax based, Real Time Router in use                Pounds Sterling 8.60
Electronic Data Interchange, Real Time Router
in use                                            Pounds Sterling 7.40

Data Build Charges

Fixed charge      Pounds Sterling 1,886.44
Zone charge       Pounds Sterling    41.13
Processor charge  Pounds Sterling    42.84

Where BT's reqirement results in more than one prefix being implemented at the same time at a particular Operator switch then the processor charge for the second and each further prefix implementation shall be;

Processor charge  Pounds Sterling 16.91

ANNEX 2

BT

1. NUMBER PORTABILITY CHARGES

Per line set up charge

Fax based, no Real Time Router                    Pounds Sterling 9.23
Electronic Data Interchange, no Real Time Router  Pounds Sterling 8.03
Fax based, Real Time Router in use                Pounds Sterling 8.60
Electronic Data Interchange, Real Time Router
in use                                            Pounds Sterling 7.40

Additional Conveyance Charges

                  Daytime  Evening  Weekend
Pence per minute   0.15     0.09     0.07

Data Build Charges

Fixed charge                        Pounds Sterling 1,886.44
Zone charge                         Pounds Sterling    41.13
Processor charge per system X       Pounds Sterling    42.84
Processor charge per system AXE10   Pounds Sterling    44.83

Where the Operator's reqirement results in more than one prefix being implemented at the same time at a particular BT switch then the processor charge for the second and each further prefix implementation shall be;

Processor charge per system X      Pounds Sterling 16.91
Processor charge per system AXE10  Pounds Sterling 18.90


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